Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2300 N St. NW

Washington, DC 20037

April 4, 2013

Sinclair Broadcast Group, Inc.

Sinclair Television Group, Inc.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

Ladies and Gentlemen:

We are acting as special securities counsel for Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), and Sinclair Television Group, Inc., a Maryland corporation and the Company’s wholly-owned subsidiary (“STG”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”), of up to $500,000,000 aggregate principal amount of the STG’s 6.125% Senior Notes due 2022 (the “Exchange Notes”) and of the related guarantees by the Company and the other guarantors listed on Schedule 1 hereto (the “Other Guarantors” and, together with the Company, the “Guarantors”) with respect to the Exchange Notes (the “Guarantees”). The Exchange Notes and the Guarantees will be issued under an Indenture dated as of October 12, 2012 (the “Indenture”) among the STG, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate, limited liability company and limited partnership proceedings and have satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. We have also assumed that the Indenture has been duly authorized, executed and delivered by the Trustee.

On the basis of the foregoing and the assumptions set forth below, and subject to the other qualifications and limitations set forth herein, we are of the opinion that, when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the Registration Statement, the Indenture and the authorization thereof by the Company’s Board of Directors, (a) the Exchange Notes will constitute valid and legally binding obligations of STG, enforceable against STG in accordance with their terms and (b) the Guarantee of each Guarantor will constitute a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

This opinion is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

We have assumed that at or prior to the time of the issuance of the Exchange Notes, the Registration Statement, including any amendments thereto, will be effective under the Act, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, the Company’s Board of Directors (and its designees) shall not have rescinded or otherwise modified the authorization of such issuance and the Board of Directors or other governing body of each Guarantor shall not have rescinded or otherwise modified the authorization of the Guarantees.

We have also assumed that (a) each of STG, the Company and the Other Guarantors has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, (b) the Indenture and the Guarantee of each Guarantor not organized in the states of Maryland, Delaware or Virginia have been duly authorized by all requisite action, corporate or other, executed and delivered by such Guarantors and (c) such Guarantee is valid under the law of its jurisdiction of organization.

This opinion is limited to the law of the State of Maryland, the law of the Commonwealth of Virginia, the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

Schedule 1

Other Guarantors

WLFL, Inc., a Maryland corporation

Sinclair Media I, Inc., a Maryland corporation

WSMH, Inc., a Maryland corporation

WSTR Licensee, Inc., a Maryland corporation

WGME, Inc., a Maryland corporation

Sinclair Media III, Inc., a Maryland corporation

WTTO, Inc., a Maryland corporation

WTVZ, Inc., a Maryland corporation

KOCB, Inc., an Oklahoma corporation

WDKY, Inc., a Delaware corporation

WYZZ Licensee, Inc., a Delaware corporation

WSYX Licensee, Inc., a Maryland corporation

WTWC, Inc., a Maryland corporation

Sinclair Television of Nashville, Inc., a Tennessee corporation

Sinclair Acquisition VII, Inc., a Maryland corporation

Sinclair Acquisition VIII, Inc., a Maryland corporation

Sinclair Acquisition IX, Inc., a Maryland corporation

Sinclair Acquisition X, Inc., a Maryland corporation

Montecito Broadcasting Corporation, a Delaware corporation

Channel 33, Inc., a Nevada corporation

New York Television, Inc., a Maryland corporation

Sinclair Properties, LLC, a Virginia limited liability company

KBSI Licensee L.P., a Virginia limited partnership

KOKH, LLC, a Nevada limited liability company

WMMP Licensee L.P., a Virginia limited partnership

WSYT Licensee L.P., a Virginia limited partnership

WKEF Licensee L.P., a Virginia limited partnership

WGME Licensee, LLC, a Maryland limited liability company

WICD Licensee, LLC, a Maryland limited liability company

WICS Licensee, LLC, a Maryland limited liability company

KGAN Licensee, LLC, a Maryland limited liability company

WSMH Licensee, LLC, a Maryland limited liability company

WPGH Licensee, LLC, a Maryland limited liability company

KDNL Licensee, LLC, a Maryland limited liability company

WCWB Licensee, LLC, a Maryland limited liability company

WTVZ Licensee, LLC, a Maryland limited liability company

Chesapeake Television Licensee, LLC, a Maryland limited liability company

KABB Licensee, LLC, a Maryland limited liability company

WLOS Licensee, LLC, a Maryland limited liability company

KLGT Licensee, LLC, a Maryland limited liability company

WCGV Licensee, LLC, a Maryland limited liability company

KUPN Licensee, LLC, a Maryland limited liability company

WEAR Licensee, LLC, a Maryland limited liability company

Illinois Television, LLC, a Maryland limited liability company

WLFL Licensee, LLC, a Maryland limited liability company

WTTO Licensee, LLC, a Maryland limited liability company

WTWC Licensee, LLC, a Maryland limited liability company

KOCB Licensee, LLC, a Maryland limited liability company

WDKY Licensee, LLC, a Maryland limited liability company

KOKH Licensee, LLC, a Maryland limited liability company

WUPN Licensee, LLC, a Maryland limited liability company

WUXP Licensee, LLC, a Maryland limited liability company

WCHS Licensee, LLC, a Maryland limited liability company

Birmingham (WABM-TV) Licensee, Inc., a Maryland corporation

Raleigh (WRDC-TV) Licensee, Inc., a Maryland corporation

San Antonio (KRRT-TV) Licensee, Inc., a Maryland corporation

WVTV Licensee, Inc., a Maryland corporation

WUHF Licensee, LLC, a Nevada limited liability company

Milwaukee Television, LLC, a Wisconsin limited liability company

WMSN Licensee, LLC, a Nevada limited liability company

WRLH Licensee, LLC, a Nevada limited liability company

WUTV Licensee, LLC, a Nevada limited liability company

WXLV Licensee, LLC, a Nevada limited liability company

WZTV Licensee, LLC, a Nevada limited liability company

WVAH Licensee, LLC, a Nevada limited liability company

WTAT Licensee, LLC, a Nevada limited liability company

WRGT Licensee, LLC, a Nevada limited liability company

KSAS Licensee, LLC, a Nevada limited liability company

WHP Licensee, LLC, a Nevada limited liability company

WKRC Licensee, LLC, a Nevada limited liability company

WOAI Licensee, LLC, a Nevada limited liability company

WTTA Licensee, LLC, a Nevada limited liability company

KDSM Licensee, LLC, a Maryland limited liability company

KDSM, LLC, a Maryland limited liability company

KFXA Licensee, LLC, a Nevada limited liability company

San Antonio Television, LLC, a Delaware limited liability company

Sinclair Communications, LLC, a Maryland limited liability company

Sinclair Programming Company, LLC, a Maryland limited liability company

WDKA Licensee, LLC, a Nevada limited liability company

WFGX Licensee, LLC, a Nevada limited liability company

WTVC Licensee, LLC, a Nevada limited liability company

KEYE Licensee, LLC, a Nevada limited liability company

KUTV Licensee, LLC, a Nevada limited liability company

WLWC Licensee, LLC, a Nevada limited liability company

WTVX Licensee, LLC, a Nevada limited liability company

WPEC Licensee, LLC, a Nevada limited liability company

WWMT Licensee, LLC, a Nevada limited liability company

WRGB Licensee, LLC, a Nevada limited liability company

WCWN Licensee, LLC, a Nevada limited liability company

WLAJ Licensee, LLC, a Nevada limited liability company

KTVL Licensee, LLC, a Nevada limited liability company

KFDM Licensee, LLC, a Nevada limited liability company

WUCW, LLC, a Maryland limited liability company

WWHO Licensee, LLC, a Nevada limited liability company

WNAB Licensee, LLC, a Nevada limited liability company

WNYS Licensee, LLC, a Nevada limited liability company

WRDC, LLC, a Nevada limited liability company